AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 14, 2004
                        REGISTRATION  NO.  333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                HUMAN BIOSYSTEMS
             (Exact Name of Registrant as Specified in Its Charter)

                  CALIFORNIA                           8731
          (State or Other Jurisdiction of    (Primary Standard Industrial
          Incorporation or Organization)      Classification Code)

                                   77-0481056
                     (I.R.S. EmployerIdentification Number)

                              1127 HARKER AVENUE
                           PALO ALTO, CALIFORNIA 94301
                                  650-323-0943
              (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Executive Offices)

                        Converted Employee Compensation
                             Consulting Agreements

                                  HARRY MASUDA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                HUMAN BIOSYSTEMS
                               1127 HARKER AVENUE
                          PALO ALTO, CALIFORNIA 94301
                                  650-323-0943
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                            -----------------------
                                    COPY TO:
                             CATHRYN S. GAWNE, ESQ.
                            SILICON VALLEY LAW GROUP
                       152 NORTH THIRD STREET, SUITE 900
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 286-6100


If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

CALCULATION OF REGISTRATION FEE
----------------------------------

                                      PROPOSED          PROPOSED
                                      MAXIMUM           MAXIMUM         AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE    OFFERING PRICE    AGGREGATE       REGISTRATION
TO BE REGISTERED      REGISTERED      PER SHARE (1)     OFFERING PRICE  FEE
--------------------------------------------------------------------------------------
Common Stock,
no par value       542,693 shares      $0.17            $92,257.81      $ 11.62
--------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

(a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission;

(b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2/A (file number 333-104738) filed on July 28, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description and

(c) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation and the Bylaws of the Registrant provide for the indemnification of the directors and agents of the Registrant to the fullest extent permissible under California law, and in excess of that expressly permitted by Section 317 of the California Corporation Law. Additionally, the Company has entered into Indemnification Agreements with each of its officers and therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

ITEM 8. EXHIBITS.

The following Exhibits are filed as part of this registration statement:

Exhibit
Number    Description of Exhibit
-----------------------------------------------
5.1  Opinion of Silicon Valley Law Group.

23.1 Consent of Silicon Valley Law Group (included in Exhibit 5.1).

23.2 Consent of L.L. Bradford & Company, LLC.

99.1 Form of Debt Cancellation Letter

99.2 Letter dated April 6, 2004 by and between Silicon Valley Law Group and the Registrant

ITEM 9.    UNDERTAKINGS.

(a)  The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on May 14, 2004.

HUMAN BIOSYSTEMS

By: /s/ Harry Masuda
    _________________
       Harry Masuda
       Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                           DATE

/s/  Harry Masuda
___________________         Chief Executive Officer         May 14, 2004
     Harry Masuda           President, Chief Financial
                            Officer and a Director

/s/  Paul Okimoto
___________________         Chairman of the Board           May 14, 2004
     Paul Okimoto


/s/ George Tsukuda
___________________         Director                        May 14, 2004
    George Tsukuda


EXHIBIT INDEX

Exhibit
Number          Description of Exhibit
---------------------------------------
5.1  Opinion of Silicon Valley Law Group.

23.1 Consent of Silicon Valley Law Group (included in Exhibit 5.1).

23.2 Consent of L.L. Bradford & Company, LLC.

99.1 Form of  Debt Cancellation Letter

99.2 Letter dated April 6, 2004 by and between Silicon Valley Law Group and the Registrant